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                                                                   EXHIBIT 99-26

                 THIRTEENTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           THE DETROIT EDISON COMPANY

      THIS THIRTEENTH AMENDMENT, dated as of the twenty first day of December, 2001, by and between Fidelity Management Trust Company (the "Trustee") and The Detroit Edison Company (the "Sponsor");

                                   WITNESSETH:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a Master Trust Agreement dated June 30,1994, as amended with regard to The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, and The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America (collectively and individually, the "Plan"); and

      WHEREAS, the Sponsor has informed the Trustee that the Sponsor has acquired MCN Energy Group, and as a result the MichCon Savings and Stock Ownership Plan will be trusteed under the Master Trust Agreement; and

      WHEREAS, the Sponsor has informed the Trustee that the MCN Energy Savings and Stock Ownership Plan and the Citizen's Gas Fuel Co. Investment Share Plan is merging with and into The Detroit Edison Savings & Investment Plan; and

      WHEREAS, the MAS Value Portfolio is now known as the "Morgan Stanley Institutional Fund Trust Value Portfolio- Adviser Class Shares"; and

      WHEREAS, the MAS Mid Cap Growth Portfolio is now known as the "Morgan Stanley Institutional Fund Trust Mid Cap Growth Portfolio- Adviser lass Shares"; and

      WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

      (1) Amending all references to the Sponsor as "The Detroit Edison Company" to now read "DTE Energy Company."

      (2) Amending all references to the Trust Agreement as "The Detroit Edison Company Master Plan Trust" to now read the "DTE Energy Master Plan Trust."

      (3) Amending and restating the first "WHEREAS" clause, in its entirety, as follows:

            WHEREAS, the Sponsor is the sponsor of The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers. The Detroit Edison Savings & Investment

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Plan for Employees Represented by Local 223 of the Utility Workers Union of
America and the MichCon Savings and Stock Ownership Plan (collectively and individually, the "Plan"): and

(4)   Amending and restating Section l(m) in its entirety, as follows:

      (m) "Plan" shall mean The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America and the MichCon Savings and Stock Ownership Plan and such other tax-qualified, defined contribution plans which are maintained by the Sponsor or any of its subsidiaries or affiliates for the benefit of their eligible employees as may be designated by the Sponsor in writing to the Trustee as a Plan hereunder, such writing to be in the form of the Plan Designation Form attached hereto as Schedule "J." Each reference to "a Plan" or "the Plan" in this Agreement shall mean and include the Plan or Plans to which the particular provision of this Agreement is being applied or all Plans, as the context may require.

(5) Amending Section 5(b), Available Investment Options, by adding the following:

      (vii) collective investment funds maintained by entities other than the Trustee for qualified plans.

(6) Amending and restating Section 5(e). Sponsor Stock, in its entirety, as follows:

      (e) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the Detroit Edison Common Stock Fund (the "Stock Fund"). Dividends received on shares of Sponsor Stock shall be reinvested in additional shares of Sponsor Stock and allocated to Participants' accounts.

                        (i) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.

                        (ii) Fiduciary Duty.

                             (A) The Named Fiduciary shall continually monitor
the suitability of the Trust acquiring and holding Sponsor Stock, under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or expense, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

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                             (B) Each Participant with an interest in Sponsor
Stock (or, in the event of the Participant's death, his beneficiary) is, for purposes of this section 4(e)(ii), hereby designated as a "named fiduciary" (within the meaning of section 403(a)(l) of ERISA), with respect to shares of Sponsor Stock allocated to his or her account but not purchased at his or her direction, and such Participant (or beneficiary) shall have the right to direct the Trustee as to the manner in which the Trustee is to vote or tender such shares.

                        (iii) Purchases and Sales of Sponsor Stock.

Unless otherwise directed by the Sponsor in writing, pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Sponsor Stock:

                             (A) Open Market Purchases and Sales. Purchases and
sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfer of funds (if applicable), necessary to accurately effect such transactions. Exchanges of Sponsor Stock shall be made in accordance with the exchange guidelines attached hereto as Schedule "G." Such general rules shall not apply in the following circumstances:

                                 (1) If the Trustee is unable to purchase or
sell the total number of shares required to he purchased or sold on such day as a result of market conditions; or

                                 (2) If the Trustee is prohibited by the
Securities and Exchange Commission, the New York Stock Exchange or principal exchange on which the Sponsor Stock is traded, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of a circumstance described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible, and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow written directions from the Named Fiduciary to deviate from the above purchase and sale procedures.

                             (B) Use of an Affiliated Broker. The Named
Fiduciary hereby directs the Trustee to use National Financial Services LLC ("NFSLLC"') to provide

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brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan Participants. NFSLLC shall execute such directions directly or through any of its affiliates. The provision of brokerage services shall be subject to the following:

                                 (1) As consideration for such brokerage
services, the Named Fiduciary agrees that NFSLLC shall be entitled to remuneration under this direction provision in the amount of $0.05 commission on each share of Sponsor Stock up to 10,000 shares in a singular transaction, $0.04 commission on each share of Sponsor Stock from 10,001 to 19,999 shares in a singular transaction, and $0,034 commission on each share of Sponsor Stock in excess of 19,999 shares in a singular transaction. Any change in such remuneration may be made only by a signed agreement between the Named Fiduciary and Trustee.

                                 (2) Any successor organization of NFSLLC,
through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.

                                 (3) The Trustee and NFSLLC shall continue to
rely on this direction provision until notified to the contrary. The Named Fiduciary reserves the right to terminate this direction upon written notice to NFSLLC (or its successor) and the Trustee, in accordance with Section 12 of this Agreement.

                          (iv) Securities Law Reports.

The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

                          (v) Voting and Tender Offers.

Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

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The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Sponsor Stock.

                          (A) Voting,

                                 (1) When the issuer of Sponsor Stock prepares
for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information distributed to shareholders of Sponsor Stock, Based on these materials, the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the Participant's accounts.

                                 (2) Each Participant with an interest in the
Sponsor Stock held in the Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock credited to the Participant's accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by such other means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the Participant Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock credited to a Participant's account for which it has received no directions from the Participant.

                                 (3) Except as otherwise required by law, the
Trustee shall vote that number of shares of Sponsor Stock not credited to Participants' accounts in the same proportion on each issue as it votes those shares credited to Participants' accounts for which it received voting directions from Participants.

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                          (B) Tender Offers.

                                 (1) Upon commencement of a tender offer for any
securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock credited to the Participants account (both vested and unvested).

                                 (2) Each Participant with an interest in the
Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the Participant's accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock credited to a Participant's accounts for which it has received no directions from the Participant.

                                 (3) Except as otherwise required by law, the
Trustee shall tender that number of shares of Sponsor Stock not credited to Participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to Participants' accounts for which it received instructions from Participants.

                                 (4) A Participant who has directed the Trustee
to tender some or all of the shares of Sponsor Stock credited to the Participant's accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any

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shares of Sponsor Stock not credited to Participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 5(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to Participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to Participants' accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

                                 (5) A direction by a Participant to the Trustee
to tender shares of Sponsor Stock credited to the Participant's accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

                          (vi) General.

With respect to all shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock, the Trustee shall follow the procedures set forth in subsection
(A), above.

                          (vii) Conversion.

All provisions in this Section 5(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

(7) Amending Section 5, Investment of Trust, by adding the following as new subsections (g) and (h), and re-lettering all subsequent subsections accordingly:

      (g) Participation in Collective Investment Funds Managed by the Trustee. The Sponsor hereby (A) acknowledges that it has received from the Trustee a copy of the Group Trust, the participation agreement for the Group Trust (the "Participation Agreement") and the Declaration of Separate Fund for each separate fund of the Group Trust selected by the Named Fiduciary, and (B) adopts as part of this Agreement the terms of the Group Trust, the

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Participation Agreement and the Declaration of Separate Fund for each such separate fund of the Group Trust.

      (h) Outside Managed Collective Investment Fund. All transactions involving the Wellington Trust Company Large Cap Research Value Fund shall be done in accordance with the Operating Procedures attached hereto as Schedule "K".

(8)   Amending Section 7, Compensation and Expenses, by adding the following:

      All invoices from the Trustee are due and payable within thirty (30) days of receipt, and the Trustee reserves the right to assess interest on any undisputed amounts which remain unpaid after thirty (30) days at a rate of one and one-half percent (1 1/2%) per month. In order to dispute an invoice, DTE Energy Company must provide the Trustee with written notice of the reasons for such dispute within thirty (30) days of receipt of the invoice.

(9) Amending all references to the "MAS Value Portfolio" to now read the "Morgan Stanley Institutional Fund Trust Value Portfolio- Adviser Class Shares."

(10) Amending all references to the "MAS Mid Cap Growth Portfolio" to now read the "Morgan Stanley Institutional Fund Trust Mid Cap Growth Portfolio. Adviser lass Shares."

(11) Amending the "investment options" portion of Schedule "A" by adding the following:

      -     Fidelity Freedom 2040 Fund

      -     Fidelity Blue Chip Growth Fund

      -     Fidelity U.S. Equity Index Commingled Pool

      -     Legg Mason Value Trust-Institutional Class

      -     Longleaf Partners Fund-Class A

      -     Lord Abbott Developing Growth Fund-Class A

      -     Putnam Global Growth Fund- Y Class

      -     Putnam Growth & Income Fund- Y Class

      -     Putnam International Growth Fund- Y Class

      -     Putnam New Opportunities Fund- Y Class

      -     Putnam Voyager Fund- Y Class

      -     Vanguard U.S. Growth Fund

      -     Wellington Trust Company Large Cap Value Fund

      -     Western Asset Core Portfolio- Institutional Class

(12) Amending the "money classifications" portion of Schedule "A" by adding the following for The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers and The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America:

      -     ESOP Match

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      -     Employer Match

      -     ESOP Pre 2002 Restricted Match

      -     ESOP Pre 2002 After-Tax Restricted Match

      -     ESOP Pre 2002 Unrestricted Match

      -     ESOP Pre 2002 After-Tax Unrestricted Match

      -     After-Tax Match

      -     Prior Employer Match

      -     Prior Employer After-Tax Match

      -     Prior Employer ESOP

      -     Prior Employer After-Tax ESOP

(13) Amending the "money classifications" portion of Schedule "A" by adding the following:

      * Maintenance of the following money classifications for the MichCon Savings and Stock Ownership Plan:

            -     Basic Deferred

            -     Supplemental Deferred

            -     Basic After-Tax

            -     Supplemental After-Tax

            -     Company Match Unmatured

            -     Rollover

            -     Company Match Matured

            -     ESOP Match

            -     Employer Match

            -     ESOP Pre 2002 Restricted Match

            -     ESOP Pre 2002 After-Tax Restricted Match

            -     ESOP Pre 2002 Unrestricted Match

            -     ESOP Pre 2002 After-Tax Unrestricted Match

            -     After-Tax Match

            -     Prior Employer Match

            -     Prior Employer After-Tax Match

            -     Prior Employer ESOP

            -     Prior Employer After-Tax ESOP

(14) Amending and restating the "Non-Fidelity Mutual Funds" section of Schedule "B", in its entirety, as follows:

      Non Fidelity Mutual Funds:      Non-Fidelity Mutual Fund vendors shall pay
                                      fees directly to Fidelity Investments
                                      Institutional Operations Company, Inc.
                                      (FIIOC) or its affiliates equal to such
                                      percentage (generally 25 to 50 basis
                                      points) of plan assets invested in such
                                      Non-Fidelity Mutual Funds as may be
                                      disclosed periodically, or, in the case of
                                      the following investment options, in the
                                      amounts listed below:
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                                -       0 basis points for Legg Mason Value
                                        Trust-Institutional Class.

                                -       0 basis points for Longleaf partners-
                                        Class A.

                                -       25 basis points for Lord Abbott
                                        Developing Growth Fund- Class A.

                                - 0 basis points for Putnam Global Growth Fund- Y Class

                                -       0 basis points for Putnam Growth &
                                        Income Fund- Y Class.

                                - 0 basis points for Putnam International Growth Fund- Y Class.

                                -       0 basis points for Putnam New
                                        Opportunities Fund- Y Class.

                                -       0 basis points for Putnam Voyager Fund-
                                        Y Class.

                                -       0 basis points for Vanguard U.S. Growth
                                        Fund.

                                -       0 basis points for Western Asset Core
                                        Portfolio.

                                Unless otherwise noted, disclosure shall be posted and updated quarterly on Plan Sponsor Webstation at https://psw.fidelity.com or a successor site.

(15) Amending and restating the Detroit Edison Common Stock Fund section of Schedule "G", in its entirety, as follows:

                          DETROIT EDISON COMMON STOCK FUND

I.    EXCHANGES FROM MUTUAL FUNDS INTO SPONSOR STOCK

      Sponsor Stock exchanges are processed on a daily cycle, market conditions permitting. Participants who wish to exchange out of a mutual fund into Sponsor Stock may call on any business day. Calls received after 4:00 p.m.
      (ET) will be processed as if received on the following business day.

      Mutual fund shares are sold on the day on which the request is received. Buy trades for Sponsor Stock are batched and execution of the batch is commenced on the following business day (call date plus 1). Sponsor Stock will be reflected in the Participant's account on the business day following execution of the batched trade (call date plus 2) for a batch trade executed on a single date.

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II.   EXCHANGES FROM SPONSOR STOCK INTO MUTUAL FUNDS

      Participants who wish to exchange out of Sponsor Stock into mutual funds may call on any business day. Calls received after 4:00 p.m. (ET) will be processed as if received on the following business day.

      Sell trades for Sponsor Stock are batched, and execution of the batch is commenced on the business day following the call. The subsequent purchase into mutual fund shares will take place three (3) business days later (call date plus 4), using the volume weighted average price for the batched sell trade, to allow for settlement of the stock. The mutual fund shares will be reflected in the Participant's account on the following business day (call date plus 5), assuming the batched sell trade has been completed by that time,

(16)  Adding Schedule "J", as attached hereto.

(17)  Adding Schedule "K", as attached hereto.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Thirteenth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

THE DETROIT EDISON COMPANY                      FIDELITY MANAGEMENT TRUST
                                                COMPANY

By: /s/ Dina L. McClung                 By: /s/ Carolyn Redden  3/6/02
    -------------------                     --------------------------
    Dina L. McClung                         Carolyn Redden
    Date 2/4/02                             Vice President      Date

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      SCHEDULE "J" - AUTHORIZED SIGNERS FOR PLAN(S) ADDED TO A MASTER TRUST

                             [Sponsor's Letterhead]

Mr. Peter Lacy
Fidelity Investments Institutional Operations Company, Inc..
300 Puritan Way - MM3H
Marlborough, Massachusetts 01752-3078

                    MichCon Savings and Stock Ownership Plan

Dear Mr. Lacy:

      This letter is sent to you in accordance with the terms of the Trust Agreement dated as of the thirtieth day of June, 1994, between DTE Energy Company and Fidelity Management Trust Company.

      The plan identified above is a tax-qualified defined contribution plan which meets the requirements of Section 17 of said Trust Agreement and which is maintained by the Sponsor, or one of its subsidiaries or affiliates (as identified below), for the benefit of its eligible employees. The above-referenced plan is hereby designated as a "Plan" for purposes of said Trust Agreement. The following individuals or entities are the Administrator and Named Fiduciary(ies) of said Plan(s) (if different from those previously identified by the Sponsor).

         Plans Administrator                    Named Fiduciary(ies)
------------------------------------       ------------------------------------
[signature of designated individual]       [signature of designated individual]
------------------------------------       ------------------------------------
[name of designated individual]            [name of designated individual]
-------------------------------            -------------------------------

[signature of designated individual]       [signature of designated individual]
------------------------------------       ------------------------------------
[name of designated individual]            [name of designated individual]

      The signer(s) of this letter hereby further certify(ies) that each Employer with respect to the foregoing Plan has authorized the assets of such Plan to be deposited in the Trust and, as a result, is bound by Section 19(b) of said Trust Agreement.

      You may rely upon the foregoing designations and certifications until we deliver to you written notice of a change in any of the information set forth therein.

                                        Very truly yours,

                                        [SPONSOR]

                                        By:__________________________________

                                        [SPONSOR OF ADDED PLAN, if different]

                                        By:__________________________________

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                                  SCHEDULE "K"

                         OPERATING PROCEDURES AGREEMENT

This Operating Procedures Agreement (this "Agreement") is entered into as of November____, 2001, by and between Wellington Trust Company, NA ("Wellington Trust") and Fidelity Investments Institutional Operations Company. Inc. ("FIIOC").

WHEREAS, FIIOC makes available shares of investment companies or other investment vehicles to the DTE Energy Company Executive Deferred Compensation Plan and the Detroit Edison Savings and Investment Plan (together, the "Plan"); and

WHEREAS, FIIOC has been retained by the Plan to provide certain recordkeeping and other third party administrative services to the Plan; and

WHEREAS, Wellington Trust will enter into an Investment Agreement with the Plan pursuant to which the Plan will own units ("Units") of the WTC-CIF II Large Cap Research Value portfolio (the "Portfolio") and FIIOC and Wellington Trust desire to facilitate the purchase and redemption of Units by the Plan,

NOW, THEREFORE, the parties agree as follows::

A) PRICING;

1) Wellington Trust shall be responsible for calculating a price per Unit for the Portfolio each day the New York Stock Exchange ("NYSE") is open for business (a "Business Day"), using pricing as of the close of trading on that Business Day. FIIOC shall not review the price as calculated by Wellington Trust.

2) By 7:00 p.m. Eastern Time ("ET") each Business Day, Wellington Trust shall provide the price for The Portfolio, along with the price change from that of the previous Business Day ("Price Information"), to the Fidelity Participant Recordkeeping System ("FPRS") via an electronic data transfer ("EDT") feed, as agreed to by the parties. Because the plan allows daily transaction processing into or out of the Portfolio, Wellington Trust must provide a price each Business Day. Schedule 1 provides detailed pricing procedures, including contingency plans.

3) in the event that Wellington Trust fails to provide Price Information on any Business Day, FIIOC shall pend associated Plan transaction activity until the relevant Price Information is provided or made available by Wellington Trust.

4) With respect to any Fidelity mutual fund that is a related Plan investment option, as defined below, subject to (a) policies adopted by the Fidelity Fund Board(s) of Trustees, and (b) guidelines established by the Securities and Exchange Commission, FIIOC agrees to take all appropriate action as to mitigate any Net Direct Loss due to delayed Price Information from Wellington Trust.

5) In the event that Wellington Trust fails to provide Price Information or provides incorrect Price Information as a result of the negligence of Wellington Trust, and thereby causes a Net Direct Loss to any Plan participant account maintained by FIIOC, than Wellington Trust shall be responsible for compensating the Plan participant account(s) so that any participant who has incurred such a loss shall be made whole. In addition, Wellington Trust agrees to compensate FIIOC for its reasonable out-of-pocket expenses incurred, subject to a cap on such reasonable expenses as follows: (a) $1,000 per day for each day the incorrect or delayed Price Information is not corrected or provided, and (b) up to $10,000 per occurrence in the aggregate. Any incorrect or delayed Price Information that has a common nexus with any single error shall be deemed to be one occurrence for these purposes, provided that all corrections are provided at the same time.

  6) In the event that a Plan participant gained from incorrect or delayed Price Information and the gain is reflected in Units of the Portfolio, FIIOC shall adjust the Plan participant's account upon notification to the the Plan and Wellington Trust. The account shall be adjusted by selling any excess Units of the Portfolio, to the extent available, on a current basis; the resulting proceeds shall be returned by FIIOC to Wellington Trust.

  7) In the event that a Plan participant gained from incorrect or delayed Price Information and received a cash distribution during the time period affected by an overstated price, FIIOC shall make a reasonable effort to recover the overpayment from such Plan participant, and return such overpayment to Wellington Trust, upon notification to the Plan and Wellington Trust, provided that Wellington Trust assumes responsibility for all reasonable and demonstrable expenses incurred by FIIOC in attempting to recover the overpayment.

  8) In the event that a participant gained from incorrect Price Information and an exchange transaction was involved, FIIOC shall sell the excess Units in the affected Plan participant account, to the extent available, on a current basis, and remit the resulting proceeds to Wellington Trust.

  9) Wellington Trust shall not net the impact of individual Plan participant gains and losses in calculating any compensation due Plan participants and/or FIIOC as the result of incorrect Price Information. Any resultant gains shall be returned to Wellington Trust.

  10) With respect to any Net Direct Loss for which Wellington Trust is responsible under paragraphs 3, 5, 6, 7, and 8 above, FIIOC shall take all reasonable steps, in accordance with the provisions of paragraphs 5, 6, 7 and 8 above, so as to mitigate the amount of such Net Direct Loss.

  11) For purposes of this Agreement, "Net Direct Loss" is defined as (a) earnings and/or appreciation that would have been realized in amounts that should have been but were not invested or withdrawn within a participant account in accordance with a participant-level instruction due to incorrect, or delayed input of, price Information by Wellington Trust, over (b) earnings and/or appreciation realized by the initiator of the participant-level instruction on amounts that were erroneously credited, or were not credited to that participant's account, due to incorrect, or delayed input of, Price Information, by Wellington Trust, A "related Plan, investment option" is defined as any Plan investment option (including, but not limited to, Fidelity mutual funds, non-Fidelity mutual funds, employer stock, commingled pools, guaranteed investment contracts, and customized separately managed portfolios) impacted by pended transaction activity due to Wellington Trust's failure to provide timely Price Information to FIIOC, from incorrect or delayed Price Information.

B)    TRADE INSTRUCTIONS:

FIIOC represents that all participant-level activity reflected in the Trade Report described below was received by it prior to the close of business on the prior Business Day.

  1) FIIOC shall provide Wellington Trust, via fax, a report of net activity (the "Trade Report") that occurred in the Portfolio on the prior Business Day, by 7:30 a.m. ET, and shall provide an adjustment Trade Report by 9:00 a.m. ET. The Trade Report shall reflect the net dollar and Unit amounts of assets invested or withdrawn as of the end of the processing date. FIIOC shall fax the Trade Report to Wellington Trust each Business Day, regardless of processing activity. If for any reason FIIOC is unable to fax the Trade Report to Wellington Trust on any Business Day, FIIOC Shall notify Wellington Trust of this by no later than 9:00 a.m. ET.

  2) Trade Reports received by Wellington Trust by 9:00 a.m. ET on Trade Date + 1 Shall be processed at the prior Business Day's pries per Unit.

  3) Schedule 1 provides detailed trading procedures, including contingency plans.

  4) FIIOC agrees to indemnify and hold harmless the Portfolio and Wellington Trust for any loss incurred by the Portfolio, Wellington Trust and/or a Plan participant due to a trading error caused by FIIOC. FIIOC also agrees to compensate the Portfolio, Wellington Trust and/or a Plan participant for the cost of any adjustments to the Portfolio due to such trading error.

C)    MONETARY TRANSFERS:

 For purposes of wire transfers, FIIOC shall net purchase and redemption activity occurring on the same Business Day. The monetary transfers between FIIOC and Wellington Trust shall operate as follows:

  1) Based upon the cash value of the net redemption activity reported each Business Day, Wellington Trust shall initiate a wire transfer for receipt by FIIOC by no later than the close of business at the New York Federal Reserve Bank on Trade Date + 1. The mailing of participant distribution checks and investments into other investment options will occur upon receipt of the wire from Wellington Trust.

  2) Based upon the cash value of the net purchase activity reported each Business Day, FIIOC shall initiate a wire transfer for receipt by Wellington Trust by no later than the close of business at the New York Federal Reserve Bank on Trade Date + 1.

  3)  Wires shall be sent according to wire instructions listed below.

      FIIOC'S WIRE TRANSFER            WELLINGTON TRUST COMPANY WIRE
      INSTRUCTIONS:                    INSTRUCTIONS:
      Bankers Trust of New York NY     Stats Street Bank & Trust Company, Boston
      ABA Number: 021 001 033          ABA Number: 011-000-028
      Account Name: FPRS Depository    Account Name: Wellington Trust Daily
      Account Number: 00163002         Account Number: 71933410
      BenRef: PLAN 02448               Ref: Fidelity/DTE Energy

  4) FIIOC and Wellington Trust shall monitor the receipt of wires on a daily basis. If for any reason a wire is not received, the receiving parry is responsible for notifying the sender of this problem by 1:00 p.m. ET on the next Business Day. The party that failed to initiate the wire in a timely manner shall be responsible for the amount of such wire, plus associated bank penalties.

D)    CORPORATE ACTIONS:

Wellington Trust shall notify FIIOC of all dividends paid by the Portfolio on declaration date and provide FIIOC with the necessary written notification to allocate the dividends to participant accounts. This notification shall include the ex-date, record date, payable date, eligible share basis, dividend rate, trade price, and the corresponding number of Units to be allocated to participant accounts by FIIOC.

E)    RECONCILIATION:

  1) Wellington Trust shall fax to FIIOC transaction confirms for all daily activity in the Portfolio. FIIOC shall perform a trade reconciliation to FPRS to ensure that the Portfolio's assets are in balance. FIIOC will notify Wellington Trust of any material differences between the participant balances and the Portfolio's balance maintained by Wellington Trust within five (5) Business Days of confirm receipt.

  2)  Wellington Trust shall send FIIOC a monthly fund statement within eight
      (8) Business Days of month-end.

  3) Wellington Trust agrees to indemnity and hold harmless FIIOC for any loss related to discrepancies between the participant balances maintained by FIIOC and the Plan's balance in the Portfolio, as maintained by Wellington Trust, due to errors caused by Wellington Trust.

  4) FIIOC agrees to indemnify and hold harmless the Portfolio and Wellington Trust for any loss related to balance discrepancies between the participant balances maintained by FIIOC and the Plan's balance in the Portfolio, as maintained by Wellington Trust, due to errors caused by FIIOC.

F)    ADVERTISING AND RELATED MATERIALS:

  1) Advertising and literature with respect to the Portfolio prepared by FIIOC or its agents for use in marketing Units of the Portfolio to the Plan, except any material that simply lists the Portfolio's name where the form of presentation of such name has previously been approved by Wellington Trust, shall be submitted to Wellington Trust for review and approval before such material is used with the Plan, or any Plan participant, or potential Plan participant, Wellington Trust shall advise the submitting party in writing within three (3) Business Days of receipt of such materials by Wellington Trust of its approval or disapproval of such materials.

  2) If requested by FIIOC, Wellington Trust shall provide to FIIOC or its authorized representative, at a single address and at no expense to FIIOC, a single copy of the following materials relating to the Portfolio: statement of characteristics, quarterly appraisal, audited annual financial statements, and any other appropriate documentation. In addition, on a quarterly basis, Wellington Trust shall print, reproduce the requested number of copies and provide to FIIOC or its authorized representative, at a single address and at no expense to FIIOC, a Portfolio fact sheet for the prior quarter, FIIOC shall be responsible for distributing the portfolio fact sheet to the Plan and/of any Plan participant, as the case may be, if requested.

  3) Wellington Trust will agree to provide to FIIOC, in electronic format, performance updates and portfolio updates for The portfolio within 15 business days after the end of each calendar quarter.

G)    FORCE MAJEURE:

Notwithstanding anything to the contrary contained herein or in the attached schedule, both FIIOC and Wellington Trust shall be excused from performing hereunder in the event of any force majeure event including, but not limited to, acts of terrorism, natural disasters, acts of God, fire or other casualty, power outages, system failures and civil commotion. This clause shall not excuse either party from any liability Which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protecting all data that the respective party is responsible for maintaining in order to provide services Under this Agreement.

The above procedures and conditions are hereby confirmed by all parties.

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

By: /s/ Richard A. Linton, Jr.
------------------------------
Name: Richard A. Linton, Jr.

Title:Vice President

Date: 11-27-01

WELLINGTON TRUST COMPANY, NA

By: /s/ Jonathan M. Payson
-----------------------------
Name: Jonathan M. Payson

Title: PRESIDENT

Date: 16 NOVEMBER 01

                                   SCHEDULE 1

A)    REMOTE PRICING PROCEDURES

The Price Information, as defined in the Operating Procedures Agreement, shall be provided by Wellington Trust to FIIOC as follows:

1) Wellington Trust shall provide the Price Information to the EPRS via EDT feed by no later than 7:00 p.m. ET each Business Day.

2) In the event that the EDT feed is unavailable prior to 7:00 p.m. ET. Wellington Trust will notify FIIOC via telephone and shall then send the Price Information via fax to 859-491-9167 (primary fax machine) or 859-291-6396 (back-up fax machine) by no later than 7:00 p.m. ET. FIIOC shall promptly notify Wellington Trust if the FIIOC fax numbers change.

3) Upon receipt of the faxed Price Information, FIIOC shall contact Wellington Trust by telephone to verbally confirm the Portfolio price and the relevant pricing data.

4) In the event that a fax machine is unavailable to Wellington Trust, or reasonably appears to Wellington Trust to be unavailable to FIIOC, prior to 7:00 p.m. ET, Wellington Trust shall provide FIIOC with the Price Information via a telephone call, and shall confirm such information via fax as soon as practicable, FIIOC shall document the Price Information received by telephone, referencing Wellington Trust employee's name, date and time.

5) In the event that Wellington Trust does not provide Price Information to FIIOC in accordance with Steps 1 through 4 above, transactions involving the Portfolio (which may include other Plan investment options for purposes of participant distributions and exchanges, as described in the Pricing Section of this Agreement) shall pend until the next nightly cycle following receipt of price Information from Wellington Trust.
      Transactions shall be processed "as of" the original trade date.

B)    ACTIVITY REPORTING PROCEDURES

The final net purchase or net redemption activity as described in the Operating Procedures Agreement shall be provided by FIIOC to Wellington Trust as follows:

1) FIIOC shall fax the final net activity information to Wellington Trust to 617-985-9626 (primary fax machine) or 617-985-7215 (back-up fax machine) by no later than 9:00 a.m. ET each Business Day, regardless of whether or not activity occurred. Wellington Trust shall promptly notify FIIOC if the Wellington Trust fax numbers change.

2) FIIOC shall notify Wellington Trust via telephone by 9:00 a.m. ET if the fax has not yet been transmitted.

3) In The event that a fax machine is unavailable to either FIIOC or Wellington Trust, FIIOC shall provide Wellington Trust with the activity information via a telephone call and shall confirm such information via fax as soon as practicable thereafter. FIIOC shall document the activity information reported, referencing Wellington Trust employee's name, date and time.